UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2603 Main Street, Suite 1155, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 235-8062

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01	Other Information

Effective September 6, 2007, BioLargo Life Technologies, Inc., a wholly-owned subsidiary of BioLargo, Inc. (collectively, the “Company”), entered into a product evaluation agreement with Johnson & Johnson Consumer and Personal Products Worldwide (“CPPW”), a division of Johnson & Johnson Consumer Companies, Inc.

Over the next few months, CPPW will evaluate the Company’s BioLargo technology for possible application in certain specific CPPW product lines. At the end of that period, CPPW will determine if it is interested in pursuing a subsequent business relationship with the Company. CPPW is under no obligation to pursue any subsequent business with the Company or to develop or commercialize a product at the end of the evaluation period.

CPPW will not obtain any rights to any portion of the BioLargo technology as a result of the product evaluation agreement. Additionally, among other things, the parties have agreed to keep each other’s information and materials confidential.

Item 9.01	Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2007	BIOLARGO, INC.

	By:	/s/ Dennis Calvert
Dennis Calvert
Chief Executive Officer